UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 8, 2010
Hines Global REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 220-6121
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.
This Current Report on Form 8-K/A is being filed by Hines Global REIT, Inc. to supplement the list of exhibits included under Item 9.01(d) of the Current Report on Form 8-K filed on September 14, 2010, relating to its acquisition of Hock Plaza which was completed on September 8, 2010. The exhibits listed below are filed herewith.
(d) Exhibits:
10.9 Loan Assumption and Substitution Agreement, dated as of September 8, 2010 by and among Hines Global REIT Hock Plaza I LLC, Hines Global REIT Properties LP, Brickman Durham LLC, and Bruces Brickman, Kathleen Corton, and Roderick O’Connor in favor of Bank of America, N.A., of trustee for the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2006-666
10.10 Loan Agreement, dated as of November 17, 2005 between Brickman Durham LLC and Greenwich Capital Financial Products, Inc.
10.11 Promissory Note, issued by Brickman Durham LLC to Greenwich Capital Financial Products, Inc., dated as of November 17, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.
November 12, 2010	By:	/s/ Ryan T. Sims
		Name:	Ryan T. Sims
		Title:	Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit
No.	Description
10.9*
Loan Assumption and Substitution Agreement, dated as of September 8, 2010 by and among Hines Global REIT Hock Plaza I LLC, Hines Global REIT Properties LP, Brickman Durham LLC, and Bruces Brickman, Kathleen Corton, and Roderick O’Connor in favor of Bank of America, N.A., of trustee for the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2006-666

10.10*	Loan Agreement, dated as of November 17, 2005 between Brickman Durham LLC and Greenwich Capital Financial Products, Inc.

10.11*	Promissory Note, issued by Brickman Durham LLC to Greenwich Capital Financial Products, Inc., dated as of November 17, 2005

*	Filed herewith

4